SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) JANUARY 12, 2000
                                                         ----------------

                          NORTHERN STATES POWER COMPANY
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                    MINNESOTA
                                    ---------
                 (State or other jurisdiction of incorporation)


            1-3034                                              41-0448030
            ------                                              ----------
   (Commission File Number)                                    (IRS Employer
                                                            Identification No.)


         414 NICOLLET MALL, MPLS, MN                                55401
         ---------------------------                                -----
   (Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code    612-330-5500
                                                            ------------


          (Former name or former address, if changed since last report)

------
ITEM  5.          OTHER  EVENTS
--------          -------------

     On January 12, 2000, Northern States Power Company (NSP) released earnings for the year ended Dec. 31, 1999. Additional information is contained in the investor release attached as Exhibit 99.01.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS
--------          ------------------------------------

(c)    EXHIBITS

Exhibit
  No.                    Description
-----                    -----------

 99.01          Investor  Release  dated  Jan.  12,  2000

                                     ------
                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Northern  States  Power  Company
                                         (a  Minnesota  Corporation)


                                         By   /s/
                                         -------------------
                                         Roger  D.  Sandeen
                                         Vice  President  and  Controller

Dated:  Jan  13,  2000
        --------------

Exhibit  99.01

January  12,  2000


                           INVESTOR RELATIONS RELEASE
                           --------------------------


                  NSP REPORTS 1999 EARNINGS OF $1.43 PER SHARE


MINNEAPOLIS -- Northern States Power Co.'s earnings for 1999 were $1.43 per share, compared with $1.84 per share in 1998. NSP's earnings for the fourth quarter ended Dec. 31, 1999, were 32 cents per share, compared with 58 cents per share in 1998. NSP's 1999 earnings were adversely affected by unfavorable regulatory treatment of conservation incentive recovery, write-downs of nonregulated investments and adverse weather conditions.

"Although NSP had a successful year from an operational standpoint, we suffered a series of one-time financial setbacks specific to 1999 that resulted in disappointing earnings. A significant setback was the decision by the Minnesota Public Utilities Commission to disallow recovery of conservation incentives," said Jim McIntyre, vice president and chief financial officer.

The decision to disallow conservation incentives resulted in a decrease of 27 cents per share in 1999, compared with incentive recovery levels in 1998. Regulated utility earnings were $1.26 per share in 1999, compared with $1.58 per share in 1998.

Earnings from NRG Energy, an NSP subsidiary that develops and operates independent power production projects, were 37 cents per share in 1999, an increase of 32 percent over 28 cents per share in 1998. NRG's results reflect earnings from acquisitions in the Northeast region of the United States during 1999.

Total nonregulated earnings from subsidiaries were 22 cents per share in 1999, compared with 26 cents per share in 1998. Nonregulated earnings were reduced by a write-off of goodwill at Energy Masters International, an NSP subsidiary, which reduced NSP's 1999 earnings by 8 cents per share.

NSP also wrote down its investment in the stock of CellNet Data Systems, Inc., which reduced NSP's 1999 earnings by 5 cents per share. The market value of CellNet's stock declined significantly during the fourth quarter of 1999, after it announced it was experiencing financial difficulties and was contemplating restructuring its capital financing.

"While we are disappointed with 1999 results, we move into 2000 with a clean balance sheet, an operating utility with strong ongoing earnings potential and increased earnings from NRG, the world's seventh largest independent power producer. With a return to normal weather, continued earnings growth from NRG, and by meeting our business plan for the year, we expect to achieve earnings of approximately $1.95 per share in 2000," said Jim Howard, chairman, president and CEO. "This outlook assumes up to 15 cents per share of startup costs associated with the rollout of Seren's broadband telecommunications system in Minnesota, California and Colorado."

This release includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "outlook," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; currency translation and transaction adjustments; the higher degree of risk associated with NSP's nonregulated businesses compared with NSP's regulated business; regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.; and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 1999.

                                      # # #

For  more  information,  contact:

E  J  McIntyre   Vice President & Chief Financial Officer           612/330-7712
P  E  Pender     Vice President, Finance & Treasurer                612/330-7769
R  J  Kolkmann   Director,  Investor  Relations                     612/330-6622

NSP  Internet  Address:    http://www.nspco.com
NSP  Investor  Relations  Internet  Address:    http://www.nspco.com/ir.htm

              This information is not given in connection with any sale or offer for sale or offer to buy any security.

                          NORTHERN STATES POWER COMPANY
                          EARNINGS PER SHARE - DILUTED

      FOURTH QUARTER                                        12 MONTHS ENDED
                                                              DECEMBER 31

   Bar  chart  illustrating                            Bar  chart  illustrating
   earnings  per  share  in                            earnings  per  share  in
   the  quarters  ending  Dec.                         the  years  ending  Dec.
   31:                                                 31:
   1994   $0.34                                        1994 $1.73
   1995   $0.41                                        1995 $1.95
   1996   $0.56                                        1996 $1.91
   1997   $0.42                                        1997 $1.61
   1998   $0.58                                        1998 $1.84
   1999   $0.32                                        1999 $1.43


FOURTH QUARTER                    1994    1995    1996    1997    1998    1999
--------------                    ----    ----    ----    ----    ----    ----
Weather Adjusted EPS             $0.40   $0.39   $0.52   $0.46   $0.64   $0.39
Weather Impact                  ($0.06)  $0.02   $0.04  ($0.04) ($0.06) ($0.07)
                                -------  -----   -----  ------- ------- -------
EPS Excluding Merger Write-off   $0.34   $0.41   $0.56   $0.42   $0.58   $0.32
Merger Write-off                 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00
                                -------  -----   -----  ------- ------- -------
Total EPS                        $0.34   $0.41   $0.56   $0.42   $0.58   $0.32


12 MONTH ENDED DECEMBER 31        1994    1995    1996    1997    1998    1999
--------------------------        ----    ----    ----    ----    ----    ----
Weather Adjusted EPS             $1.80   $1.85   $1.83   $1.79   $1.95   $1.51
Weather Impact                  ($0.07)  $0.10   $0.08  ($0.06) ($0.11) ($0.08)
                                -------  -----   -----  ------- ------- -------
EPS Excluding Merger Write-off   $1.73   $1.95   $1.91   $1.73   $1.84   $1.43
Merger Write-off                 $0.00   $0.00   $0.00  ($0.12)  $0.00   $0.00
                                 -----   -----   -----  -------  -----   -----
Total EPS                        $1.73   $1.95   $1.91   $1.61   $1.84   $1.43


                        See Notes to Financial Statements

                          NORTHERN STATES POWER COMPANY
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                  3 MONTHS ENDED DECEMBER 31   12 MONTHS ENDED DECEMBER 31
                                                                  --------------------------   ---------------------------
                                                                      1999      1998 CHANGE      1999       1998   CHANGE
                                                                      ----      ---- ------      ----       ----   ------
UTILITY  OPERATING  REVENUES
  Electric:
  Retail                                                             $516.7   $508.3   $8.4   $2,240.6   $2,145.6   $95.0
  Sales for resale and other                                           10.5     61.2  (50.7)     156.5      216.8   (60.3)
 Gas                                                                  158.0    143.2   14.8      471.9      456.8    15.1
                                                                      -----    -----   ----      -----      -----    ----

Total                                                                  685.2   712.7  (27.5)   2,869.0    2,819.2    49.8
                                                                       -----   -----   ----    -------    -------    ----

UTILITY  OPERATING  EXPENSES
 Fuel for electric generation                                           74.1    70.4    3.7      319.2      311.4     7.8
 Purchased and interchange power                                        78.8    95.9  (17.1)     452.9      377.9    75.0
 Cost of gas purchased and transported                                  99.2    84.1   15.1      278.2      267.1    11.1
 Other operation                                                       101.0   104.4   (3.4)     402.0      392.0    10.0
 Maintenance                                                            40.8    50.0   (9.2)     178.6      181.1    (2.5)
 Administrative and general                                             27.3    38.9  (11.6)     127.4      150.1   (22.7)
 Conservation and energy management                                      6.6    18.2  (11.6)      60.2       71.1   (10.9)
 Depreciation and amortization                                          91.0    86.2    4.8      355.7      338.2    17.5
 Property and general taxes                                             48.6    50.3   (1.7)     222.4      220.6     1.8
 Income taxes                                                           31.5    29.1    2.4      128.0      145.4   (17.4)
                                                                        ----    ----    ---      -----      -----   ------
Total                                                                  598.9   627.5  (28.6)   2,524.6    2,454.9     69.7
                                                                       -----   -----   ----    -------    -------     ----

UTILITY OPERATING INCOME                                                86.3    85.2     1.1     344.4      364.3    (19.9)

OTHER  INCOME  (EXPENSE)
 Income from nonregulated businesses - before interest and taxes        33.8    44.3   (10.5)      79.4      51.2     28.2
 Allowance for funds used during construction - equity                  (1.6)    3.4    (5.0)       0.2       8.5     (8.3)
 Write-down of investment in CellNet stock                             (10.6)    0.0   (10.6)     (14.1)      0.0    (14.1)
 Other utility income (deductions) - net                                (2.3)    4.2    (6.5)      (9.4)     (3.7)    (5.7)
 Income taxes on nonregulated operations and nonoperating items         19.5    (3.3)   22.8       61.0      40.6     20.4
                                                                        ----     ---    ----       ----      ----     ----
Total                                                                   38.8    48.6    (9.8)     117.1      96.6     20.5
                                                                        ----    ----     ---      -----     -----     ----
INCOME BEFORE FINANCING COSTS                                          125.1   133.8    (8.7)     461.5     460.9      0.6

FINANCING  COSTS
 Interest on utility long-term debt                                     28.1    25.9     2.2      102.8     104.2     (1.4)
 Other utility interest and amortization                                 7.1     3.0     4.1       25.7      11.6     14.1
 Nonregulated interest and amortization                                 36.6    13.7    22.9       97.9      54.3     43.6
 Allowance for funds used during construction - debt                    (0.7)   (1.2)    0.5       (5.9)     (7.3)     1.4
                                                                         ---     ---     ---       -----     -----     ---
Total interest charges                                                  71.1    41.4    29.7      220.5     162.8     57.7
Distributions on redeemable preferred securities of subsidiary trust     3.9     3.9     0.0       15.7      15.7      0.0
                                                                         ---     ---     ---       ----      ----      ---
Total financing costs                                                   75.0    45.3    29.7      236.2     178.5     57.7

NET INCOME                                                              50.1    88.5   (38.4)     225.3     282.4    (57.1)
Preferred stock dividends                                                1.0     1.0     0.0        5.3       5.5     (0.2)
                                                                         ---     ---     ---        ---       ---      ----
EARNINGS AVAILABLE FOR COMMON STOCK                                    $49.1   $87.5   ($38.4)   $220.0    $276.9   ($56.9)
                                                                        ====    ====    ======   ======     =====     =====

Average number of common shares outstanding (000's)                   154,371 151,856            153,366   150,502
Average  number  of  common  and  potentially  dilutive
                      shares outstanding (000's)                      154,400 152,096            153,443   150,743

EARNINGS PER AVERAGE COMMON SHARE - BASIC                               $0.32   $0.58  ($0.26)     $1.43     $1.84   ($0.41)
EARNINGS PER AVERAGE COMMON SHARE - DILUTED                             $0.32   $0.58  ($0.26)     $1.43     $1.84   ($0.41)

COMMON DIVIDENDS DECLARED PER SHARE                                   $0.3625 $0.3575  $0.0050   $1.4450   $1.4250    $0.020

RETURN ON COMMON AVERAGE EQUITY                                                                     8.7%     11.4%

See  Notes  to  Financial  Statements  on  Page  2.

  This information is not given in connection with any sale or offer for sale or offer to buy any security.

          NORTHERN  STATES  POWER  COMPANY  (MINNESOTA)  AND  SUBSIDIARIES (NSP)
                          Notes to Financial Statements


Due to the seasonality of NSP's electric and gas sales, operating results on a quarterly basis are not necessarily an appropriate base from which to project annual results.

Except for the historical statements contained in this document, the matters discussed in this investor relations release, including the statements regarding revenue and earnings expectations, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "outlook," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; the higher risk associated with NSP's nonregulated businesses compared with NSP's regulated business; currency translation and transaction adjustments; regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc. (NCE); and the other risk factors listed from time to time in NSP's Securities and Exchange Commission (SEC) reports, including
Exhibit 99.01 to NSP's report on Form 10-Q for the quarter ended Sept. 30, 1999.

1.          SIGNIFICANT  FACTORS  AFFECTING  OPERATING  RESULTS

CONSERVATION  INCENTIVE  RECOVERY  -  1999
As previously discussed in NSP's Third Quarter 1999 10-Q, NSP has been working with the Minnesota Department of Commerce and other parties to address the Minnesota Public Utilities Commission's (MPUC) concerns regarding conservation program incentives for 1999 and subsequent years. On Jan. 27, 2000, the MPUC is expected to consider proposals by the Minnesota Department of Commerce and NSP regarding the structure of conservation incentive plans for Minnesota utilities. However, the MPUC is not likely to approve the actual level of incentives that NSP may be entitled to for 1999 until later in 2000.

With the change in MPUC policy on conservation incentives in the past year, it is currently very difficult to estimate the level of recovery that NSP can expect. Until the MPUC decides this matter, the ultimate financial impact of conservation incentives related to the year 1999 is unknown and required an accounting judgement for year-end 1999 reporting.

In the fourth quarter of 1999, NSP reversed all income recorded to date for 1999 electric conservation program incentives, which reduced earnings by 8 cents per share for the quarter. In addition, NSP did not accrue any additional conservation incentives for the fourth quarter of 1999. Before these adjustments, NSP had been recording 1999 electric conservation incentives at a level that would have contributed annual revenue of $27 million, or 11 cents per share. The fourth quarter adjustments were mainly reductions to electric revenues, but also included revisions to carrying charges associated with prior incentive accruals.

Despite the decision to eliminate 1999 conservation incentive accruals due to regulatory uncertainty, NSP still plans to urge the MPUC to approve NSP's incentive proposal. Under NSP's proposal, the company could be entitled to an additional $6 million of recovery for load management discounts made available to certain customers, as well as performance incentives earned based on the success of NSP's conservation programs.

CONSERVATION  INCENTIVE  RECOVERY  -  1998
As previously discussed in NSP's Third Quarter 1999 Form 10-Q, in 1999 the MPUC disallowed the recovery of approximately $35 million in conservation incentives related to the year 1998. In 1998, NSP's earnings were increased by approximately 13 cents per share from accrued conservation incentives. With the addition of carrying charges, the reversal of 1998 CIP incentives reduced 1999 earnings by 14 cents per share, a decrease of 27 cents per share compared with incentive recovery levels in 1998. Although a regulatory order has not yet been received, NSP may consider appealing the decision on 1998 conservation incentives.

ENERGY  MASTERS  INTERNATIONAL  GOODWILL
NSP recorded a pre-tax charge against fourth quarter earnings of approximately $17 million, or about 8 cents per share, to write off goodwill that was recorded by its subsidiary Energy Masters International (EMI) for its acquisitions of
Energy  Masters  Corporation  and  Energy  Solutions  International.    These
acquisitions were made during 1995 and 1997, respectively. EMI had been amortizing the goodwill over a 15-year period. This charge reflects a revised business outlook based on recent levels of contract signings for EMI's energy services customers. This assessment is part of EMI's ongoing effort to refocus and rationalize its activities.

INVESTMENT  WRITE-DOWN
NSP recorded a charge against fourth quarter pretax earnings of $10.6 million, or 4 cents per share, for a valuation write-down on its investment in the
publicly  traded  common  stock  of  CellNet  Data  Systems,  Inc.    Including
write-downs recognized earlier in the year, NSP's 1999 earnings have been reduced by a total of 5 cents per share for market value declines in CellNet stock. The remaining carrying value of NSP's investment in CellNet stock is approximately $1 million. NSP does not have any other investments of this nature.

In October 1999, CellNet announced it was experiencing financial difficulties and was contemplating restructuring its capital financing. Consequently, the market value of CellNet's stock declined significantly during the fourth quarter of 1999. In light of this decline and CellNet's financial difficulties, NSP believes the decline in the value of its investment in CellNet's stock to be other than temporary.

NSP currently has a contract with an affiliate of CellNet, which owns and operates the communication network that provides daily meter readings to NSP for automated electric and gas meters. At this time, NSP does not expect CellNet's financial difficulties to pose significant operational risk to NSP's ability to continue to read customer meters or otherwise conduct business.


     REGULATED  OPERATIONS
     ---------------------

     ESTIMATED  IMPACT  OF  TEMPERATURE  ON  EARNINGS
NSP analyzes the approximate effect of variations from historical average temperatures on actual sales levels. The following summarizes the estimated impact of temperature variations on actual utility operating results (in relation to sales under normal weather conditions).

          INCREASE  (DECREASE)
          --------------------
                                     1999            1998           1999
EARNINGS PER SHARE FOR THE            VS.            VS.             VS.
PERIOD  ENDED    DEC.  31:          NORMAL          NORMAL          1998
-------------------------           ------          ------          ----
Quarter  Ended                     ($0.07)         ($0.06)        ($0.01)
12  Months  Ended                  ($0.08)         ($0.11)         $0.03


     SALES  GROWTH
     The following table summarizes NSP's growth in actual electric and gas sales and growth on a weather-normalized basis for the three-month and 12-month periods ended Dec. 31, 1999, compared with the same periods in 1998. NSP's weather-normalization process removes the estimated impact on sales of temperature variations from historical averages.

                                         Fourth  Quarter   12  Months  Ended
                                         ---------------   -----------------
                                        Actual Normalized  Actual Normalized               ------ ----------  ------ ----------
Electric  Residential                   (1.3%)    (0.4%)    2.4%      2.5%
Electric  Commercial  &  Industrial      0.9%      1.2%     1.2%      1.3%
Total  Retail  Electric  Sales           0.3%      0.8%     1.5%      1.6%
Electric  Sales  for  Resale           (17.5%)      NA      6.7%       NA
Total  Firm  Gas  Sales                 (0.2%)    (0.2%)    8.6%      1.4%


PURCHASED  CAPACITY  AND  ENERGY  COSTS
During July 1999, NSP's service territory experienced extremely high temperatures, which drove customer usage to record levels. With NSP's power plants operating at maximum available capacity, market conditions forced NSP to purchase the power necessary to serve customer demand at very high costs. This situation was exacerbated by a 200-megawatt derate of NSP's King plant due to water discharge temperature limitations. NSP's fuel clause billing adjustment process in Minnesota does not allow for the recovery of capacity charges above the levels reflected in base rates established in 1993, NSP's last general electric rate case in Minnesota. In addition, NSP-Wisconsin does not have an automatic fuel clause to recover increased energy and capacity charges from customers. Without the ability to fully recover these unusually high energy and increasing capacity costs, the otherwise favorable earnings effects of higher sales for 1999 were offset by 7 cents per share for the full year compared with 1998.

          OTHER OPERATION, MAINTENANCE AND ADMINISTRATIVE AND GENERAL EXPENSES Other operation, maintenance and administrative and general expenses combined for the fourth quarter of 1999 decreased by $24.2 million, or 12.5 percent, compared with 1998. The expense decrease is largely due to cost controls, including lower plant outage expense, lower employee benefit costs, higher levels of insurance refunds and lower Year 2000 remediation costs.

Other operation, maintenance and administrative and general expenses combined for 1999 decreased by $15.2 million, or 2.1 percent, compared with 1998. The expense decrease is largely due to cost controls, including lower employee benefit costs, higher levels of insurance refunds and lower Year 2000 remediation costs.

NONREGULATED  OPERATIONS
------------------------

     The following table summarizes the earnings per share contributions of NSP's nonregulated businesses.

                                          3  Mos.  Ended      12  Mos.  Ended
                                          --------------      ---------------
                                        12/31/99  12/31/98  12/31/99    12/31/98
                                        --------  --------  --------    --------
NRG  Energy  Inc.  (NRG)                  $0.18     $0.22     $0.37       $0.28
Eloigne  Co.                               0.01      0.01      0.05        0.04
Energy Masters International Inc. (EMI)   (0.09)    (0.01)    (0.13)      (0.05)
Seren  Innovations  Inc.                  (0.03)     0.00     (0.06)      (0.02)
Other                                      0.00      0.00     (0.01)       0.01
                                           ----      ----     ------      ------
Subtotal                                  $0.07     $0.22     $0.22       $0.26
Write-down  CellNet  Stock                (0.04)     0.00     (0.05)       0.00
                                          ------     ----     -----        ----
Total  Nonregulated                       $0.03     $0.22     $0.17       $0.26
                                          =====     =====     =====       =====

NRG
NRG's earnings for 1999 were significantly influenced by the acquisitions of generating facilities in the Northeast United States, as detailed under Note 2 on Business Developments. These acquisitions closed at various times from April through December of 1999. Additionally, NRG recorded a gain of approximately 3 cents per share on the sale of an interest in Cogeneration Corporation of America in December 1999. NRG reduced its ownership position in CogenAmerica from 45 percent to 20 percent. Fourth quarter results in 1998 included a gain of 11 cents per share from the sale of a part of NRG's interest in the Enfield project in England.

EMI
EMI's losses for the fourth quarter and 1999 were greater than 1998 losses, largely due to the write-off of goodwill associated with the acquisitions of Energy Master Corporation and Energy Solutions International, as discussed previously. The write-off of goodwill, which was recorded in the fourth quarter of 1999, reduced 1999 results by approximately 8 cents per share.

SEREN
Seren's expansion of its broadband communications network in St. Cloud, Minn., and initial construction in California resulted in losses for the fourth quarter and the full year of 1999. These results are consistent with Seren's business plan.

2. BUSINESS  DEVELOPMENTS

     PROPOSED  BUSINESS  COMBINATION
     -------------------------------
On March 24, 1999, NSP and NCE agreed to merge and form a new entity named Xcel Energy Inc. At the time of the merger, each share of NCE common stock, par value $1.00 per share, will be exchanged for 1.55 shares of Xcel common stock, par value $2.50 per share. NSP shares will become Xcel shares on a one-for-one basis. The merger is expected to be a tax-free, stock-for-stock exchange for shareholders of both companies and to be accounted for as a pooling of interests.

The merger requires approval or regulatory review by federal regulators, including the Federal Energy Regulatory Commission (FERC) and the SEC, as well as state regulators in eight of the 12 states currently served by the two companies. The merger approval process is currently expected to be completed by the middle of 2000.

On Jan. 12, 2000, the FERC announced that it had approved the merger between NSP and NCE. NSP has not yet received the FERC order regarding the merger approval.

NRG
---
In October 1999, NRG purchased the 1,700-MW oil and gas-fired Oswego generating station, located in Oswego, N.Y., for approximately $85 million from Niagara Mohawk Power Corporation and Rochester Gas and Electric Corporation.

In October 1999, a confirmation order was received from the court for NRG's purchase of Cajun Electric Power Cooperative's (Cajun) 1,708 MW of fossil-fueled generation. NRG had earlier exercised its option to purchase 100 percent of Louisiana Generating LLC, the ownership vehicle created to acquire the Cajun assets. Louisiana Generating expects to financially close the acquisition in the first quarter of the year 2000.

In October 1999, NRG entered into a Standard Offer Service Wholesale Sales Agreement with CL&P in which NRG will supply Connecticut Light & Power Company (CL&P) with 35 percent of its standard offer service load during 2000, 40 percent during 2001 and 2002 and 45 percent during 2003.

In December 1999, NRG purchased gas and oil electric generating stations with a combined capacity of 2,235 MW for $460 million from CL&P. The facilities are located in Connecticut. NRG owns a 100-percent interest in the project.

In December 1999, NRG sold a portion of its ownership interest in CogenAmerica to Calpine Corp, reducing its ownership stake in CogenAmerica from 45 percent to 20 percent.

In November 1999, NRG agreed to purchase the 665-MW Killingholme A station from National Power plc. Killingholme A was commissioned in 1994 and is a combined-cycle, gas-turbine power station located in England. The purchase price for the station will be approximately 410 million pounds sterling (approximately $664 million U.S. at current exchange rates), subject to commercial adjustments. The purchase price includes 20 million pounds sterling (approximately $32 million U.S. at current exchange rates) that is contingent upon the successful completion of negotiations regarding NRG's purchase of National Power's Blyth generating facilities. The Blyth assets consist of two coal-fired stations totaling 1,140 MW of generation capacity located in England.

In January 2000, NRG reached agreement to purchase a 50 percent interest in the Rocky Road Power Plant, a 250-MW natural gas-fired, simple-cycle peaking facility in East Dundee, Ill. from Dynegy Inc.

The  following  table  highlights  NRG's  recent  and  planned  acquisitions.


1999  NRG  Acquisitions     Cost in Millions    MW  Ownership  Close
-----------------------     ----------------    --  ---------  -----
Somerset (USA)                  $55            229     100%     April  1999
Encina  (USA)                  $356          1,218      50%     May  1999
Huntley/Dunkirk (USA)          $355          1,360     100%     June  1999
Arthur Kill/Astoria  (USA)     $505          1,456     100%     June 1999
Oswego (USA)                    $91          1,700     100%     Oct. 1999
CL&P  Assets (USA)             $460          2,235     100%     Dec. 1999
Cajun  Fossil  Assets (USA)  $1,026          1,708     100%     1st Qtr. 2000
Killingholme (UK)              $664<F1>        665     100%     1st Qtr. 2000

<F1>  The  purchase  price for Killingholme is 410 million pounds sterling and the  estimated  cost in dollars is based on current exchange rates.

FINANCING  ACTIVITIES
---------------------
In November 1999, NRG issued $240 million of long-term debt. The securities have a fixed coupon of 8.0 percent and are remarketable after four years. The net proceeds were used for general corporate purposes, which may include financing the development and construction of new facilities, working capital, debt reduction and pending or potential acquisitions.

In December 1999, NRG filed a shelf registration with the SEC to issue up to $500 million of unsecured debt securities. NRG expects to issue debt under this shelf during 2000 for general corporate purposes, which may include financing development and construction of new facilities, additions to working capital and financing capital expenditures and pending or potential acquisitions.

In October 1999, NSP filed its proposed 1999 Capital Structure and Financing Plan with the MPUC. In its filing, NSP proposed that if the completion of its merger with NCE is timed as currently anticipated, NSP will be recapitalized as a subsidiary of Xcel. If completion of the merger appears to be delayed, NSP may issue equity or an equity related security near the end of the first quarter of 2000.

3. CONTINGENCIES

RATE  INVESTIGATION
-------------------
On July 27, 1999, the MPUC issued an order requiring an investigation into the reasonableness of NSP's retail electric rates in Minnesota. As required by the rate investigation order, NSP filed a written explanation and detailed schedules showing the individual adjustments to the 1998 and projected 1999 normalized rate base, revenue and expense statements, and the cost of capital that are necessary to reconcile 1998 normalized and 1999 projected returns on equity to the 11.47 percent authorized return on equity. As required, NSP also filed an explanation of why it believes its current rates continue to be just and reasonable. In January 2000, the MPUC accepted NSP's filing, closed the investigation and will transfer any further analysis to the NSP-NCE merger proceeding.